Exhibit (m)(4)(b)

SCHEDULE A

EATON VANCE SPECIAL INVESTMENT TRUST CLASS C DISTRIBUTION PLAN

Date of Original Plan (Inception Date)
Name of Fund Adopting This Plan		Adoption Date

Eaton Vance Balanced Fund*	October 28, 1993/ January 27, 1995 (January 30, 1995)/ June 19, 1995 (August 1, 1995)	June 23, 1997

Eaton Vance Special Equities Fund	August 1, 1994/ January 27, 1995 (January 30, 1995)/ June 19, 1995 (August 1, 1995)	June 23, 1997

Eaton Vance Growth & Income Fund*	August 1, 1994/ January 27, 1995 (January 30, 1995)/ June 19, 1995 (August 1, 1995)	June 23, 1997

Eaton Vance Utilities Fund*	October 28, 1993/ January 27, 1995 (January 30, 1995)/ June 19, 1995 (August 1, 1995)	June 23, 1997

Eaton Vance Small-Cap Growth Fund	N/A	February 11, 2002
Eaton Vance Small-Cap Value Fund	N/A	March 18, 2002
Eaton Vance Large-Cap Core Fund	N/A	June 18, 2002
Eaton Vance New Market Fund	N/A	November 14, 2005
Eaton Vance Greater India Fund	N/A	April 24, 2006

*	These funds are successors in operations to funds which were reorganized, effective August 1, 1995, and the outstanding uncovered distribution charges of the predecessor funds were assumed by the above funds.